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                                                                    EXHIBIT 99.1

Wireless Telecom Group Inc.

                                         E. 64 Midland Avenue  Paramus, NJ 07652
                                         Tel. (201) 261-8797  Fax (201) 261-8339

                 WTT TERMINATES MERGER WITH BOONTON ELECTRONICS

Contact: Reed DuBow
         (201) 261-8797

For Immediate Release

October 26, 1999

     Paramus, New Jersey -- Wireless Telecom Group, Inc. (AMEX Symbol: WTT) announced today that it has advised Boonton Electronics Corporation (OTC Bulletin Board: BOON) that it has elected to terminate the merger announced on September 7, 1999, pursuant to the terms of their agreement.

     Wireless Telecom Group, Inc. is a global provider of noise generation equipment in the telecommunications field.

     Except for historical information, the matters discussed in this news release may be considered 'forward-looking' statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. Such risks and uncertainties are identified in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1998 and Forms 10-Q.